FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
June 17, 2011

HORNE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50373	90-0182158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

3975 University Drive, Suite 100
Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(703) 641-1100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors;  Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2011, Mr. Mark Lansky was appointed to the Horne International Inc. Board of Directors by a unanimous vote of the current members of the Board of Directors.

We will provide information regarding the committee(s) of the Board of Directors on which Mr. Lanky will serve when it becomes available in accordance with the requirements of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2011	By:	/s/ Evan Auld-Susott
Evan Auld-Susott
Chief Executive Officer